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                                  EXHIBIT 21.1


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                                                                    Exhibit 21.1

                            FIRST CHARTER CORPORATION

                              Affiliated Companies
                              As of March 29, 2000


         Listed below are the subsidiaries of the Company, all of which are wholly owned and are owned directly by the Company, unless otherwise indicated.


                  First Charter National Bank
                  First Charter Brokerage Services (1)
                  First Charter Insurance Services (1)
                  First Charter Realty Investment, Inc. (1)
                  FCNB Real Estate, Inc. (2)

(1)      Owned by First Charter National Bank
(2)      Owned by First Charter Realty Investment, Inc.